Exhibit 99.1

PRESS RELEASE
10/24/24
Carlisle Companies Reports Third Quarter Results
SCOTTSDALE, ARIZONA, October 24, 2024 - Carlisle Companies Incorporated (NYSE:CSL) today announced its third quarter 2024 financial results.
•Record third quarter diluted EPS of $5.30 and adj. EPS of $5.78, +24% year-over-year
◦Revenue of $1.3 billion, an increase of 6% YoY
◦Operating margin of 23.7% and Q3 record adj. EBITDA margin of 27.6%, +60 bps YoY
◦CCM grew revenue 9% and expanded adj. EBITDA margin 110 bps to Q3 record of 32.8%
◦Continued headwinds in residential markets negatively impacted CWT
•Repurchased 1.1 million shares for $466 million and increased quarterly dividend by 18%
•Signed agreement to acquire Plasti-Fab
•Awarded Home Depot's Building Materials Partner of the Year for the 2nd time since 2022
Comments from Chris Koch, Chair, President and Chief Executive Officer
“Carlisle delivered another quarter of strong performance, despite a continued decline in residential markets along with the well-known weather-related and port strike events, which negatively impacted shipping days, contractor days on the roof and manufacturing output. We continued to execute on our Vision 2030 strategies, and we are pleased with our third quarter performance against our 2030 goal of $40 of adjusted EPS, growing 24% year-over-year and adjusted EBITDA margins expanding to 27.6%.

“CCM continued its strong momentum with its 2024 accomplishments into the third quarter, driven by healthy contractor backlogs, robust re-roofing activity, and excellent margin performance. CCM sales were up 9% year-over-year assisted by the inventory normalization in the channel and the acquisition of MTL. CCM's impressive 32.8% adjusted EBITDA margin in the third quarter reflected strong volume leverage, a positive raw material environment, and excellent operating execution through the Carlisle Operating System (COS).

“As we look at CWT’s performance, while we were pleased with progress on share gain initiatives within CWT, a higher interest rate environment, low housing turnover, and affordability challenges resulted in a further slowing of housing activity in the quarter. For the quarter, these challenges impacted sales and drove a decline of 3% year-over-year. Despite the near-term challenges facing CWT, we remain extremely pleased and optimistic about the prospects for this segment.

“We continue to be encouraged by the positive long-term outlook in the North America building products markets and the strength of the Carlisle business model. Our pivot to a “pure play” building products company is delivering the expected outcomes and demonstrating our commitment to being superior capital allocators. Additionally, we believe that leveraging the megatrends around energy efficiency and labor savings, along with growing re-roof demand, and our introduction of innovative new products are creating additional catalysts for growth. Similar to Vision 2025, we believe Vision 2030 positions us well to drive above-market growth and earn a premium in the marketplace.

“Carlisle remains committed to generating superior shareholder returns through our balanced capital deployment approach. This quarter, we repurchased 1.1 million shares for $466 million and increased our dividend by 18%, marking the 48th consecutive annual dividend increase.

“We are excited about our recent agreement to acquire Plasti-Fab, which aligns perfectly with our Vision 2030 strategy to enhance our “best-in-class” building envelope product portfolio following the completion of our pivot to a “pure play” building products company earlier this year. The acquisition of Plasti-Fab establishes Carlisle as a leading manufacturer in the $1.5 billion North American expanded polystyrene insulation market and provides vertically integrated polystyrene capabilities to our Insulfoam business while adding scale, supporting retail channel growth, and filling key geographic gaps in the U.S. and

Canada. We expect this acquisition to generate approximately $14 million in annual cost synergies and be accretive to our adjusted EPS by approximately $0.30 in 2025.

“As we look forward to the remainder of the year, we expect the residential headwinds experienced this year to continue. Based on that outlook, we expect to deliver approximately 10% revenue growth and increase adjusted EBITDA margin by approximately 150 bps for 2024. We are confident in our ability to continue delivering value for all our stakeholders as we progress further towards our Vision 2030 goals, demonstrating the strength of margin resiliency through the Carlisle Experience and driving superior returns on capital through our strategic initiatives."

Third Quarter 2024 Financial Summary

	Three Months Ended September 30,			Nine Months Ended September 30,
(in millions, except per share amounts)	2024	2023	Change %	2024	2023	Change %
Revenues	$1,333.6	$1,259.8	5.9%	$3,880.7	$3,459.4	12.2%
Operating income	316.4	299.9	5.5%	919.1	729.2	26.0%
Operating margin	23.7%	23.8%	-10 bps	23.7%	21.1%	260 bps
Income from continuing operations	246.6	216.9	13.7%	702.7	527.2	33.3%
Adjusted EBITDA	367.9	339.7	8.3%	1,051.0	855.7	22.8%
Adjusted EBITDA margin	27.6%	27.0%	60 bps	27.1%	24.7%	240 bps
Diluted EPS	5.30	4.32	22.7%	14.74	10.32	42.8%
Adjusted diluted EPS	5.78	4.68	23.5%	15.71	11.35	38.4%
Third Quarter 2024 Segment Highlights
Carlisle Construction Materials ("CCM")
•Revenue of $998 million, increased 9% (+6% organic) year-over-year, driven by the acquisition of MTL, the normalization of inventory in the channels, and robust re-roof activity from pent up demand.
•Operating income was $303 million, up 11% year-over-year. Adjusted EBITDA was $328 million, up 13% year-over-year, reflecting an adjusted EBITDA margin of 32.8%. The 110 basis point increase compared to the prior year was driven by volume leverage on strong sales growth, favorable raw materials and operating efficiencies achieved through COS.
Carlisle Weatherproofing Technologies ("CWT")
•Revenue of $335 million, declined 3% (-4% organic) year-over-year, primarily due to softer residential end markets and price declines in select product categories, partially offset by growth in commercial categories, share gain initiatives and the acquisition of Polar Industries.
•Operating income was $47 million, down 20% year-over-year. Adjusted EBITDA was $69 million, down 14% year-over-year, reflecting an adjusted EBITDA margin of 20.7%. The 270 basis point decrease compared to the prior year was primarily due to strategic investments in the business to support longer term growth initiatives in addition to lower sales in the quarter as a result of broader residential market weakness from higher interest rates.
Cash Flow
Operating cash flow from continuing operations for the nine months ended September 30, 2024, was $662 million, no change versus the prior year. Free cash flow from continuing operations was $597 million, an increase of $22 million versus the prior year (defined as cash provided by operating activities less capital expenditures and comprised of continuing operations). This increase was driven by a decrease in capital expenditures due to timing of projects from continuing operations.
During the nine months ended September 30, 2024, we deployed $1.2 billion toward share repurchases, including $466 million in the current quarter, and paid $127 million in cash dividends, including $46 million in the current quarter. As of September 30, 2024, we had 4.5 million shares available for repurchase under our share repurchase program with $1.5 billion of cash and cash equivalents and $1 billion of availability under our revolving credit facility.
2024 Fourth Quarter Outlook
•Revenues to increase LSD
◦CCM - up MSD
◦CWT - down LSD
•Adjusted EBITDA margin ~ 25%
Conference Call and Webcast
Carlisle will discuss third quarter 2024 results on a conference call at 5:00 p.m. ET today. The call can be accessed via webcast, along with related materials, at www.carlisle.com/investors/events-and-presentations and via telephone as follows:
Domestic toll free: 800-549-8228
International: 646-564-2877
Conference ID: 82118
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally use words such as "expect," "foresee," "anticipate," "believe," "project," "should," "estimate," "will," "plans," "intends," "forecast," and similar expressions, and reflect our expectations concerning the future. Such statements are made based on known events and circumstances at the time of publication and, as such, are subject in the future to unforeseen risks and uncertainties. It is possible that our future performance may differ materially from current expectations expressed in these forward-looking statements, due to a variety of factors such as: increasing price and product/service competition by foreign and domestic competitors, including new entrants; technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; our mix of products/services; increases in raw material costs that cannot be recovered in product pricing; domestic and foreign governmental and public policy changes including environmental and industry regulations; the ability to meet our goals relating to our intended reduction of greenhouse gas emissions, including our net zero commitments; threats associated with and efforts to combat terrorism; protection and validity of patent and other intellectual property rights; the identification of strategic acquisition targets and our successful completion of any transaction and integration of our strategic acquisitions; our successful completion of strategic dispositions; the cyclical nature of our businesses; the impact of information technology, cybersecurity or data security breaches at our businesses or third parties; the outcome of pending and future litigation and governmental proceedings; the emergence or continuation of widespread health emergencies such as the COVID-19 pandemic, including, for example, expectations regarding their impact on our businesses, including on customer demand, supply chains and distribution systems, production, our ability to maintain appropriate labor levels, our ability to ship products to our customers, our future results, or our full-year financial outlook; and the other factors discussed in the reports we file with or furnish to the Securities and Exchange Commission from time to time. In addition, such statements could be affected by general industry and market conditions and growth rates, the condition of the financial and credit markets and general domestic and international economic conditions, including inflation and interest rate and currency exchange rate fluctuations. Further, any conflict in the international arena, including the Russian invasion of Ukraine and war in the Middle East, may adversely affect general market conditions and our future performance. Any forward-looking statement speaks only as of the date on which that statement is made, and we undertake no duty to update any forward-looking statement to reflect events or circumstances, including unanticipated events, after the date on which that statement is made, unless otherwise required by law. New factors emerge from time to time and it is not possible for management to predict all of those factors, nor can it assess the impact of each of those factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement.
Non-GAAP Disclosure
Carlisle reports its financial results in accordance with the U.S. generally accepted accounting principles (GAAP). This press release also contains certain financial measures such as adjusted diluted EPS, adjusted EBITDA, adjusted EBITDA margin, organic revenue, return on invested capital (ROIC) and free cash flow that are not recognized under GAAP. Management believes that adjusted diluted EPS, adjusted EBITDA, adjusted EBITDA margin, organic revenue and ROIC are useful to investors because they allow for comparison to Carlisle’s and its segments' performance in prior periods without the effect of items that, by their nature, tend to obscure core operating results due to potential variability across periods based on the timing, frequency and magnitude of such items. Management also believes free cash flow is useful to investors as an additional way of viewing Carlisle's liquidity and provides a more complete understanding of factors and trends affecting Carlisle's cash flows. As a result, management believes that these measures enhance the ability of investors to analyze trends in Carlisle’s businesses and evaluate Carlisle’s performance relative to similarly-situated companies. Reconciliations of these measures to amounts reported in Carlisle's consolidated financial statements are in the supplemental schedules of this press release. These non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. Carlisle is not providing reconciliations for forward-looking non-GAAP financial measures because Carlisle does not provide GAAP financial measures on a forward-looking basis as Carlisle is unable to predict with reasonable certainty the ultimate outcome of adjusted items with unreasonable effort. There items are uncertain, depend on various factors, and could be material to Carlisle's financial results computed in accordance with GAAP.
About Carlisle Companies Incorporated
Carlisle Companies Incorporated is a leading supplier of innovative building envelope products and solutions for more energy efficient buildings. Through its building products businesses – Carlisle Construction Materials ("CCM") and Carlisle Weatherproofing Technologies ("CWT") – and family of leading brands, Carlisle delivers innovative, labor-reducing and environmentally responsible products and solutions to customers through the Carlisle Experience. Carlisle is committed to generating superior shareholder returns and maintaining a balanced capital deployment approach, including investments in our businesses, strategic acquisitions, share repurchases and continued dividend increases. Leveraging its culture of continuous improvement as embodied in the Carlisle Operating System ("COS"), Carlisle has committed to achieving net-zero greenhouse gas emissions by 2050.
*EPS referenced in this release is from continuing operations unless otherwise noted.

CONTACT:	Mehul Patel
Vice President, Investor Relations
(310) 592-9668
mpatel@carlisle.com

Carlisle Companies Incorporated
Unaudited Consolidated Statements of Income

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except per share amounts)	2024	2023	2024	2023
Revenues	$1,333.6	$1,259.8	$3,880.7	$3,459.4

Cost of goods sold	819.2	793.7	2,398.5	2,244.9
Selling and administrative expenses	191.8	161.7	547.9	467.6
Research and development expenses	8.1	7.2	26.6	20.7
Other operating income, net	(1.9)	(2.7)	(11.4)	(3.0)
Operating income	316.4	299.9	919.1	729.2
Interest expense, net	18.6	19.4	56.0	57.0
Interest income	(22.6)	(3.6)	(44.3)	(12.5)
Other non-operating income, net	(1.1)	0.6	(1.5)	(1.2)
Income from continuing operations before income taxes	321.5	283.5	908.9	685.9
Provision for income taxes	74.9	66.6	206.2	158.7
Income from continuing operations	246.6	216.9	702.7	527.2

Discontinued operations:
Income (loss) before income taxes	(4.4)	43.2	497.7	20.2
Provision for (benefit from) income taxes	(2.1)	(5.5)	51.4	(14.5)
Income (loss) from discontinued operations	(2.3)	48.7	446.3	34.7
Net income	$244.3	$265.6	$1,149.0	$561.9

Basic earnings per share attributable to common shares:
Income from continuing operations	$5.36	$4.37	$14.93	$10.43
Income (loss) from discontinued operations	(0.05)	0.98	9.48	0.69
Basic earnings per share	$5.31	$5.35	$24.41	$11.12

Diluted earnings per share attributable to common shares:
Income from continuing operations	$5.30	$4.32	$14.74	$10.32
Income (loss) from discontinued operations	(0.05)	0.97	9.36	0.68
Diluted earnings per share	$5.25	$5.29	$24.10	$11.00

Average shares outstanding:
Basic	45.9	49.5	47.0	50.4
Diluted	46.5	50.1	47.6	51.0

Dividends declared and paid per share	$1.00	$0.85	$2.70	$2.35

Carlisle Companies Incorporated
Unaudited Condensed Consolidated Statements of Cash Flows

	Nine Months Ended September 30,
(in millions)	2024	2023
Net cash provided by operating activities	$659.7	$812.4

Investing activities:
Proceeds from sale of discontinued operation, net of cash disposed	1,998.0	—
Acquisitions, net of cash acquired	(414.3)	—
Capital expenditures	(76.7)	(106.3)
Investment in securities	0.6	0.9
Other investing activities, net	1.3	18.7
Net cash provided by (used in) investing activities	1,508.9	(86.7)

Financing activities:
Repayments of notes	—	(300.0)
Borrowings from revolving credit facility	22.0	84.0
Repayments of revolving credit facility	(22.0)	(84.0)
Repurchases of common stock	(1,166.1)	(580.0)
Dividends paid	(127.4)	(119.3)
Proceeds from exercise of stock options	73.1	17.7
Withholding tax paid related to stock-based compensation	(17.7)	(10.4)
Other financing activities, net	(4.8)	(2.5)
Net cash used in financing activities	(1,242.9)	(994.5)

Effect of foreign currency exchange rate changes on cash and cash equivalents	(0.6)	—
Change in cash and cash equivalents	925.1	(268.8)
Less: change in cash and cash equivalents of discontinued operations	(28.8)	(12.0)
Cash and cash equivalents at beginning of period	576.7	364.8
Cash and cash equivalents at end of period	$1,530.6	$108.0

Carlisle Companies Incorporated
Unaudited Selected Consolidated Balance Sheet Data

(in millions)	September 30, 2024	December 31, 2023
Cash and cash equivalents	$1,530.6	$576.7
Long-term debt, including current portion	2,290.2	2,289.4
Total stockholders' equity	2,762.9	2,829.0

Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - Organic Revenue
Organic revenue (defined as revenue excluding acquired revenues within the last 12 months and the impact of changes in foreign exchange rates versus the U.S. Dollar) is intended to provide investors and others with information about Carlisle's and its segments' recurring operating performance. This information differs from revenue determined in accordance with accounting principles generally accepted in the United States of America ("GAAP") and should not be considered in isolation or as a substitute for measures of performance determined in accordance with GAAP. Carlisle's and its segments' organic revenue follows, which may not be comparable to similarly titled measures reported by other companies.

	Three Months Ended September 30,
(in millions, except percentages)	CSL		CCM		CWT
2023 Revenue (GAAP)	$1,259.8		$914.0		$345.8
Organic	35.9	2.9%	50.8	5.6%	(14.9)	(4.3)%
Acquisitions	38.1	3.0%	33.3	3.6%	4.8	1.4%
FX impact	(0.2)	—%	0.1	—%	(0.3)	(0.1)%
Total change	73.8	5.9%	84.2	9.2%	(10.4)	(3.0)%
2024 Revenue (GAAP)	$1,333.6		$998.2		$335.4

	Nine Months Ended September 30,
(in millions, except percentages)	CSL		CCM		CWT
2023 Revenues (GAAP)	$3,459.4		$2,437.5		$1,021.9
Organic	353.1	10.2%	378.1	15.5%	(25.0)	(2.4)%
Acquisitions	69.0	2.0%	55.2	2.3%	13.8	1.3%
FX impact	(0.8)	—%	(0.1)	—%	(0.7)	(0.1)%
Total change	421.3	12.2%	433.2	17.8%	(11.9)	(1.2)%
2024 Revenues (GAAP)	$3,880.7		$2,870.7		$1,010.0
Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - Free Cash Flow
Free cash flow is intended to provide investors and others with information about Carlisle's liquidity and provides a more complete understanding of factors and trends affecting Carlisle's cash flows. This information differs from operating cash flow determined in accordance with GAAP and should not be considered in isolation or as a substitute for measures of performance determined in accordance with GAAP. Carlisle's free cash flow follows, which may not be comparable to similarly titled measures reported by other companies.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2024	2023	2024	2023
Operating cash flow (GAAP)	$312.8	$441.7	$659.7	$812.4
Less: operating cash flow from discontinued operations	(15.9)	51.6	(1.8)	150.5
Operating cash flow from continuing operations	$328.7	$390.1	$661.5	$661.9

Capital expenditures (GAAP)	$(19.3)	$(36.2)	$(76.7)	$(106.3)
Less: capital expenditures from discontinued operations	—	(6.2)	(12.4)	(19.3)
Capital expenditures from continuing operations	$(19.3)	$(30.0)	$(64.3)	$(87.0)

Operating cash flow from continuing operations	$328.7	$390.1	$661.5	$661.9
Capital expenditures from continuing operations	(19.3)	(30.0)	(64.3)	(87.0)
Free cash flow from continuing operations	$309.4	$360.1	$597.2	$574.9

Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - EBIT, Adjusted EBIT, Adjusted EBITDA and Adjusted EBITDA Margin
Earnings before interest and taxes ("EBIT"), adjusted EBIT, adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA") and adjusted EBITDA margin are intended to provide investors and others with information about Carlisle's and its segments' performance without the effect of items that, by their nature, tend to obscure core operating results due to potential variability across periods based on the timing, frequency and magnitude of such items. As a result, management believes that these measures enhance the ability of investors to analyze trends in Carlisle's businesses and evaluate Carlisle's performance relative to similarly-situated companies. This information differs from net income and operating income determined in accordance with GAAP and should not be considered in isolation or as a substitute for measures of performance determined in accordance with GAAP. Carlisle's and its segments' EBIT, adjusted EBIT, adjusted EBITDA and adjusted EBITDA margin follows, which may not be comparable to similarly titled measures reported by other companies.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except percentages)	2024	2023	2024	2023
Net income (GAAP)	$244.3	$265.6	$1,149.0	$561.9
Less: (Loss) income from discontinued operations	(2.3)	48.7	446.3	34.7
Income from continuing operations (GAAP)	246.6	216.9	702.7	527.2
Provision for income taxes	74.9	66.6	206.2	158.7
Interest expense, net	18.6	19.4	56.0	57.0
Interest income	(22.6)	(3.6)	(44.3)	(12.5)
EBIT	317.5	299.3	920.6	730.4
Exit and disposal, and facility rationalization costs	1.9	1.7	2.7	4.5
Inventory step-up amortization and transaction costs	2.7	—	4.8	1.6
Impairment charges	—	0.5	—	1.8
(Gains) losses from acquisitions and disposals	(0.3)	(0.7)	(0.6)	1.8
Gains from insurance	—	—	(5.0)	—
Losses (gains) from litigation	1.5	(0.1)	1.9	(0.2)
Total non-comparable items	5.8	1.4	3.8	9.5
Adjusted EBIT	323.3	300.7	924.4	739.9
Depreciation	17.5	16.8	51.7	48.9
Amortization	27.1	22.2	74.9	66.9
Adjusted EBITDA	$367.9	$339.7	$1,051.0	$855.7
Divided by:
Total revenues	$1,333.6	$1,259.8	$3,880.7	$3,459.4
Adjusted EBITDA margin	27.6%	27.0%	27.1%	24.7%

Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - EBIT, Adjusted EBIT, Adjusted EBITDA and Adjusted EBITDA Margin

	Three Months Ended September 30, 2024
(in millions, except percentages)	CCM	CWT	Corporate and unallocated
Operating income (loss) (GAAP)	$303.0	$46.8	$(33.4)
Non-operating (income) expense, net(1)	(0.5)	0.3	(0.9)
EBIT	303.5	46.5	(32.5)
Exit and disposal, and facility rationalization costs	1.3	0.6	—
Inventory step-up amortization and transaction costs	0.1	—	2.6
Gains from acquisitions and disposals	(0.1)	(0.2)	—
Losses from litigation	1.0	0.5	—
Total non-comparable items	2.3	0.9	2.6
Adjusted EBIT	305.8	47.4	(29.9)
Depreciation	13.0	4.1	0.4
Amortization	8.8	17.8	0.5
Adjusted EBITDA	$327.6	$69.3	$(29.0)
Divided by:
Total revenues	$998.2	$335.4	$—
Adjusted EBITDA margin	32.8%	20.7%	NM
(1)Includes other non-operating (income) expense, net, which may be presented in separate line items on the unaudited Consolidated Statements of Income.

	Three Months Ended September 30, 2023
(in millions, except percentages)	CCM	CWT	Corporate and unallocated
Operating income (loss) (GAAP)	$272.5	$58.8	$(31.4)
Non-operating expense (income), net(1)	0.3	(0.2)	0.5
EBIT	272.2	59.0	(31.9)
Exit and disposal, and facility rationalization costs	1.7	—	—
Impairment charges	—	0.5	—
Gains from acquisitions and disposals	(0.2)	(0.5)	—
Gains from litigation	—	—	(0.1)
Total non-comparable items	1.5	—	(0.1)
Adjusted EBIT	273.7	59.0	(32.0)
Depreciation	11.7	4.1	1.0
Amortization	4.0	17.7	0.5
Adjusted EBITDA	$289.4	$80.8	$(30.5)
Divided by:
Total revenues	$914.0	$345.8	$—
Adjusted EBITDA margin	31.7%	23.4%	NM
(1)Includes other non-operating (income) expense, net, which may be presented in separate line items on the unaudited Consolidated Statements of Income.

Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - EBIT, Adjusted EBIT, Adjusted EBITDA and Adjusted EBITDA Margin

	Nine Months Ended September 30, 2024
(in millions)	CCM	CWT	Corporate and unallocated
Operating income (loss) (GAAP)	$861.0	$148.2	$(90.1)
Non-operating income, net(1)	—	—	(1.5)
EBIT	861.0	148.2	(88.6)
Exit and disposal, and facility rationalization costs	1.6	1.1	—
Inventory step-up amortization and acquisition costs	1.9	—	2.9
Gains from acquisitions and disposals	(0.2)	(0.4)	—
Gains from insurance	(5.0)	—	—
Losses from litigation	1.0	0.9	—
Total non-comparable items	(0.7)	1.6	2.9
Adjusted EBIT	860.3	149.8	(85.7)
Depreciation	38.1	12.4	1.2
Amortization	20.2	53.2	1.5
Adjusted EBITDA	$918.6	$215.4	$(83.0)

Total revenues	$2,870.7	$1,010.0	$—
Adjusted EBITDA margin	32.0%	21.3%	NM
(1)Includes other non-operating (income) expense, net, which may be presented in separate line items on the unaudited Consolidated Statements of Income.

	Nine Months Ended September 30, 2023
(in millions)	CCM	CWT	Corporate and unallocated
Operating income (loss) (GAAP)	$675.6	$142.4	$(88.8)
Non-operating income, net(1)	—	—	(1.2)
EBIT	675.6	142.4	(87.6)
Exit and disposal, and facility rationalization costs	1.8	2.7	—
Inventory step-up amortization and acquisition costs	—	—	1.6
Impairment charges	—	1.8	—
(Gains) losses from acquisitions and disposals	(0.5)	2.4	(0.1)
Gains from litigation	—	—	(0.2)
Total non-comparable items	1.3	6.9	1.3
Adjusted EBIT	676.9	149.3	(86.3)
Depreciation	32.8	13.2	2.9
Amortization	12.2	53.0	1.7
Adjusted EBITDA	$721.9	$215.5	$(81.7)

Total revenues	$2,437.5	$1,021.9	$—
Adjusted EBITDA margin	29.6%	21.1%	NM
(1)Includes other non-operating (income) expense, net, which may be presented in separate line items on the unaudited Consolidated Statements of Income.

Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - Adjusted Net Income and Adjusted Diluted EPS
Adjusted net income and adjusted diluted earnings per share is intended to provide investors and others with information about Carlisle's performance without the effect of items that, by their nature, tend to obscure Carlisle's core operating results due to potential variability across periods based on the timing, frequency and magnitude of such items. This information differs from net income and diluted earnings per share determined in accordance with GAAP and should not be considered in isolation or as a substitute for measures of performance determined in accordance with GAAP. Carlisle's adjusted net income and adjusted diluted earnings per share follows, which may not be comparable to similarly titled measures reported by other companies.

	Three Months Ended September 30, 2024			Three Months Ended September 30, 2023
(in millions, except per share amounts)	Pre-tax Impact	After-tax Impact(1)	Impact to Diluted EPS(2)	Pre-tax Impact	After-tax Impact(1)	Impact to Diluted EPS(2)
Net income (GAAP)		$244.3	$5.25		$265.6	$5.29
Less: Income (loss) from discontinued operations (GAAP)		(2.3)	(0.05)		48.7	0.97
Income from continuing operations (GAAP)		246.6	5.30		216.9	4.32
Exit and disposal, and facility rationalization costs	1.9	1.5	0.03	1.7	1.1	0.02
Inventory step-up amortization and transaction costs	2.7	2.0	0.04	—	—	—
Impairment charges	—	—	—	0.5	0.3	0.01
Gains from acquisitions and disposals	(0.3)	(0.2)	—	(0.7)	(0.4)	(0.01)
Losses from insurance	—	—	—	—	—	—
Losses from litigation	1.5	1.1	0.03	—	—	—
Acquisition-related amortization(3)	25.4	19.2	0.41	20.9	15.8	0.32
Discrete tax items(4)	—	(1.3)	(0.03)	—	1.1	0.02
Total adjustments		22.3	0.48		17.9	0.36
Adjusted net income		$268.9	$5.78		$234.8	$4.68
(1)The impact to net income reflects the tax effect of noted items, which is based on the statutory rate in the jurisdiction in which the expense or income is deductible or taxable.
(2)The per share impact of adjustments to each period is based on diluted shares outstanding using the two-class method.
(3)Acquisition-related amortization includes the amortization of customer relationships, technology, trade names and other intangible assets recorded in purchase accounting in connection with a business combination. These intangible assets contribute to revenue generation and the amortization of these assets will recur until such intangible assets are fully amortized.
(4)Discrete tax items include current period tax expense or benefit related to prior year items, excess tax benefits from stock compensation, the tax impact of foreign currency gains and losses, or changes in tax laws or rates.

Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - Adjusted Net Income and Adjusted Diluted EPS

	Nine Months Ended September 30, 2024			Nine Months Ended September 30, 2023
(in millions, except per share amounts)	Pre-tax Impact	After-tax Impact(1)	Impact to Diluted EPS(2)	Pre-tax Impact	After-tax Impact(1)	Impact to Diluted EPS(2)
Net income (GAAP)		$1,149.0	$24.10		$561.9	$11.00
Less: Income (loss) from discontinued operations (GAAP)		446.3	9.36		34.7	0.68
Income from continuing operations (GAAP)		702.7	14.74		527.2	10.32
Exit and disposal, and facility rationalization costs	2.7	2.1	0.04	4.5	3.3	0.06
Inventory step-up amortization and acquisition costs	4.8	3.6	0.08	1.6	1.2	0.02
Impairment charges	—	—	—	1.8	1.3	0.03
(Gains) losses from acquisitions and disposals	(0.6)	(0.4)	(0.01)	1.8	1.4	0.03
Gains from insurance	(5.0)	(3.8)	(0.08)	—	—	—
Losses (gains) from litigation	1.9	1.4	0.03	(0.2)	(0.1)	—
Acquisition-related amortization(3)	70.5	53.1	1.11	63.0	47.4	0.93
Discrete tax items(4)	—	(9.8)	(0.20)	—	(1.8)	(0.04)
Total adjustments		46.2	0.97		52.7	1.03
Adjusted net income		$748.9	$15.71		$579.9	$11.35
(1)The impact to net income reflects the tax effect of noted items, which is based on the statutory rate in the jurisdiction in which the expense or income is deductible or taxable.
(2)The per share impact of adjustments to each period is based on diluted shares outstanding using the two-class method.
(3)Acquisition-related amortization includes the amortization of customer relationships, technology, trade names and other intangible assets recorded in purchase accounting in connection with a business combination. These intangible assets contribute to revenue generation and the amortization of these assets will recur until such intangible assets are fully amortized.
(4)Discrete tax items include current period tax expense or benefit related to prior year items, the tax impact of foreign currency gains and losses, or changes in tax laws or rates.